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                                                                      Exhibit 11
                               BADGER METER, INC.

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                (Dollars in thousands except per share amounts)


                                                                  Three Months ended March 31,
                                                                  ----------------------------
                                                                    1995                   1994
                                                                    ----                   ----
PRIMARY
- - -------

Shares
- - ------
Average shares outstanding                                         1,751,492               1,703,656
Shares issuable upon exercise of stock options                        28,264                  41,677
                                                                  ----------             -----------
Total                                                              1,779,756               1,745,333
                                                                  ==========             ===========

Earnings
- - --------
Net earnings applicable to adjusted common shares                 $      857             $       580
                                                                  ==========             ===========

Per share amounts
- - -----------------
Net earnings per share                                            $      .48             $       .33
                                                                  ==========             ===========

FULLY DILUTED
- - -------------

Shares
- - ------
Average shares outstanding                                         1,751,492               1,703,656
Shares issuable upon exercise of stock options                        31,905                  41,677
                                                                  ----------             -----------
Total                                                              1,783,397               1,745,333
                                                                  ==========             ===========

Earnings
- - --------
Earnings applicable to adjusted common shares                     $      857             $       580
                                                                  ==========             ===========

Per share amounts
- - -----------------
Net earnings per share                                            $      .48             $       .33
                                                                  ==========             ===========
Percentage dilution (1)                                                 1.8%                    2.4%


(1) In 1995 and 1994 earnings per share for financial statement purposes does not include common stock equivalents since dilution is less than 3%.





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